==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2002
                                                ------------------------
                            Heartland Partners, L.P.
------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                                    Delaware
------------------------------------------------------------------------------
       (State or other jurisdiction of incorporation or organization)

         1-10520                                     36-3606475
 ------------------------             ------------------------------------
 (Commission File Number)             (I.R.S. Employer Identification No.)

330 N. Jefferson Court, Chicago, Illinois                60661
------------------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code   (312) 575-0400
                                                  --------------------
==============================================================================

                            HEARTLAND PARTNERS, L.P.


Item 5. Other Events

On September 25, 2002, Heartland Partners, L.P. issued a press release updating unitholders on the status of planned project sales and other partnership matters. A copy of the press release is attached as Exhibit 99.1

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.        Description
-----------        ----------------------------------------------------------
99.1               Press release of Heartland Partners, L.P. dated September
                   25, 2002 (filed herewith)

                            HEARTLAND PARTNERS, L.P.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HEARTLAND PARTNERS, L.P.

Date:   September 25, 2002           By: /s/ Richard P. Brandstatter
      -----------------------        ----------------------------------------
                                     Richard P. Brandstatter
                                     Vice President-Finance, Secretary and
                                     Treasurer of Heartland Technology, Inc.,
                                     General Partner

                            HEARTLAND PARTNERS, L.P.

                                  EXHIBIT INDEX




Exhibit No.        Description
-----------        ----------------------------------------------------------
99.1               Press release of Heartland Partners, L.P. dated September
                   25, 2002 (filed herewith)

                                                                   Exhibit 99.1

            Heartland Partners, L.P.
            330 N. Jefferson Court, Suite 305
            Chicago, IL 60661
            312-575-0400




At Heartland Partners, L.P.:                   At The Investor Relations Co.
Lawrence Adelson                               Karl Plath or
Chief Executive Officer                        Brien Gately
(312) 575-0400                                 (847) 296-4200


FOR IMMEDIATE RELEASE


         Heartland Partners Updates Unitholders On Status Of Business

CHICAGO, September 25, 2002--Heartland Partners, L.P. (AMEX: HTL) announced today that Chief Executive Officer Lawrence Adelson is sending a letter to unitholders updating them on the status of planned project sales and other partnership matters.

The text of the letter follows:

    I want to bring you up to date on the status of our efforts to sell major properties to generate cash and make distributions. We are doing what we need to do to get there. We have made progress on some fronts but have had frustrations and setbacks on others. At the moment, a distribution this year looks unlikely, with late first quarter or early second quarter 2003 looking more realistic. We cannot yet provide an estimate of the amount of any distribution.

    Fife, Washington
    After its due diligence, Stafford Homes decided it would only purchase the property with a redesign of the project and at a significantly lower price. This was a major setback to our plans. We have entered into negotiations with a local contractor/developer who proposes to buy the property from us for cash this year and develop lots for sale to homebuilders. This sale would support a distribution; but closing is subject to due diligence and financing. This is the fourth different deal we have had for this project in the last 12 months, so we are not counting on the proceeds just yet.

    Kinzie Station, Chicago, Illinois
    Kinzie Station-Phase II is a 50,500 square foot parcel of land zoned for a 250-unit residential building, which has been designed. Grubb & Ellis is marketing this part of our Kinzie Station development and has called for offers the end of September. We have one offer in hand and expect others. We may be able to close the sale of Kinzie Station II this year. We do not yet know what the price will be, but we know that by itself it will not support a distribution.

    Kinzie Station-North is about 170,000 square feet of land, zoned for 1,700 high-rise residential units, a large park, a public parking garage and some accessory retail space. Colliers, Bennett and Kahnweiler has the listing. We have received two proposals to buy the entire property for cash, and two for parts of the property. We should get one or two more offers. The offers in hand reflect land values for mid-rise and townhome development, lower than if there was a market for high-rise development in the area.

    The developer of the food store to be part of Kinzie Station has asked for more time in order to finalize a Tax Increment Financing agreement with the City of Chicago and has asked for additional price concessions. A 2002 closing now appears unlikely.

    Jacobson Lawsuits
    Edwin Jacobson, our former CEO, has filed two lawsuits against the company and its Board Members. One of the actions accuses the company and the Board of violating the terms of Mr. Jacobson's employment contract. He is seeking compensatory as well as punitive damages. He also asks the court to reinstate him and to enjoin the company from selling property or making distributions to unitholders until it has appraised its properties and paid him under the terms or his contract.

    Mr. Jacobson has also sued the company and its Board Members for defamation. This action is based on a statement in my last letter to unitholders. He is seeking $1 million in compensatory damages and $5 million in punitive damages.

    We believe we have good defenses against the lawsuits and will assert them. The lawsuits have not affected our conduct of the business.


    Sincerely,

    Lawrence Adelson
    Chief Executive Officer

About Heartland
Heartland Partners is a Chicago-based real estate partnership with properties in 14 states, primarily in the upper Midwest and northern United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. In addition to existing industrial and residential projects in Chicago, CMC has retail, residential and industrial projects in Chicago; Milwaukee; and Fife, Wash. CMC Heartland is the exclusive homebuilder for Longleaf Country Club in Southern Pines/Pinehurst, N.C. CMC is the successor to the Milwaukee Road Railroad, founded in 1847.

This news release may contain certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievement of results to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, real estate market conditions, changing demographic conditions, adverse weather conditions and natural disasters, delays in construction schedules, cost overruns, changes in government regulations or requirements, increases in real estate taxes and other local government fees, access to financing, the unpredictability of the timing of real estate sales and the cost of land, materials and labor.